Exhibit 10.1

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (the “Agreement”) is dated as of ____________ __, 2023, between LICT Corporation (“LICT”) and MachTen, Inc. (“SPINCO”). As used herein, LICT on the one hand, and SPINCO, on the other hand, are sometimes referred to individually as a “Party”, or together, as “Parties”.

WHEREAS, prior to the Distribution (as defined below), SPINCO is a wholly owned Subsidiary of LICT that has been incorporated for the sole purpose of, and has not engaged in activities except in preparation for, the Distribution and the transactions contemplated by this Agreement;

WHEREAS, the Board of Directors of LICT has determined that it is in the best interests of LICT and its stockholders to separate the SPINCO Business and the SPINCO Companies from the LICT Business;

WHEREAS, following the consummation of the distribution (the “Distribution”) contemplated by the Separation and Distribution Agreement dated of even date herewith among LICT and SPINCO (the “Distribution Agreement”), SPINCO desires that LICT provide certain administrative services to SPINCO; and

WHEREAS, subject to the terms and conditions of this Agreement, each Party is willing to provide the other Party with such services for a transitional period.

NOW, THEREFORE, the parties agree as follows:

Section 1. Services. Commencing at the time of the Distribution, LICT agrees to provide, or to coordinate the provision by others, to SPINCO the transitional services set forth on Exhibit A hereto (the “Services”). Without limiting the foregoing, the Parties may modify the Services from time to time and may identify additional services to incorporate into this Agreement.

Section 2. Provision of Services.

(a)  In providing the Services LICT may, subject to the prior written consent of SPINCO, employ consultants and other advisors in addition to utilizing its own employees, in accordance with Section 6 hereof. Such Services are intended to be generally comparable in type and quantity to that which LICT provided to SPINCO, it affiliates and its businesses prior to the Distribution.

(b)  Limitation of Liability; Indemnification of SPINCO. LICT shall have no liability to SPINCO with respect to LICT’s furnishing any of the Services hereunder except for liabilities arising out of willful misconduct or gross negligence occurring after the Distribution. LICT will indemnify, defend and hold harmless SPINCO, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with such willful misconduct or gross negligence. Such indemnification obligation shall be a liability of LICT. In no event shall LICT have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.

(c)  Limitation of Liability; Indemnification of LICT. SPINCO shall indemnify and hold harmless LICT, its affiliates and its businesses in respect of all liabilities related to, arising from, asserted against or associated with LICT’s furnishing or failing to furnish the Services provided for in this Agreement, other than liabilities arising out of the willful misconduct or gross negligence of LICT following the Distribution. Such indemnification obligation shall be a liability of SPINCO. In no event shall SPINCO have any liability for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed or aware of the possibility of the existence of such damages.

(d)  Subrogation of Rights Vis-A-Vis Third Party Contractors. In the event any liability arises from the performance of Services hereunder by a third party contractor, upon indemnification of LICT and/or its representatives, including but not limited to LICT’s officers, directors, employees, accountants, counsel, investment bankers, financial advisors and consultants, SPINCO shall be subrogated to such rights, if any, as LICT may have against such third party contractor with respect to the Services provided by such third party contractor.

(e)  Laws and Governmental Regulations. SPINCO shall be solely responsible for compliance with all laws, rules and regulations including the Investment Advisers Act of 1940.

(f)   Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no actions of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

Section 3. Term; Standard of Care.   LICT shall provide the Services to SPINCO as SPINCO may request for a period of up to three (3) months from the date of the Distribution (“Term”); provided that, such initial Term may be extended thereafter for subsequent three month terms in whole or in part by agreement of the Parties; provided, further, that SPINCO may terminate the Services at any time and for any reason on not less than ten (10) days’ prior written notice to LICT.  In providing the Services hereunder, LICT will exercise the same degree of care as it has exercised in providing such Services to its affiliates prior to the date hereof, including the same level of quality, responsiveness and timeliness as has been exercised by LICT with respect to such Services.

Section 4. Operating Committee.

(a)  Organization. The Parties shall create an operating committee (the “Operating Committee”) and shall each appoint one (1) employee to the Operating Committee for the Term.  The Operating Committee will oversee the implementation and application of this Agreement and shall at all times reasonably and in good faith attempt to resolve any dispute between the Parties. Each of the Parties shall have the right to change its Operating Committee member at any time with employees of comparable knowledge, expertise and decision-making authority.

(b)  Decision Making. All Operating Committee decisions shall be taken unanimously. If the Operating Committee fails to make a decision, resolve a dispute, agree upon any necessary action, or if a Party so requests, in the event of a material breach of this Agreement, a senior officer of LICT and a senior officer of SPINCO, neither of whom shall have any direct oversight or responsibility for the subject matter in dispute, shall attempt within a period of fourteen (14) days to conclusively resolve any such unresolved issue.

(c)  Meetings. During the Term, the Operating Committee members shall meet, in person or via teleconference, at least once in each month, or less frequently if agreed by the members of the Operating Committee. In addition, the Operating Committee shall meet as often as necessary in order to promptly resolve any disputes submitted to it by any representative of either Party.

Section 5. Compensation.

(a)  Charges for Services. SPINCO will pay LICT the charges, if any, set forth on Exhibit A hereto (collectively, the “Transition Services Schedules”) for the Services set forth herein as may be adjusted, from time to time, in accordance with this Agreement; provided that, if no charges are specifically indicated otherwise on the Transition Services Schedules, the cost of Services provided under the Transitional Services Schedules will be charged at a fee of $5,000 per month.  The Parties intend, having regard to the reciprocal and transitional nature of the Agreement as well as other factors, for the charges to be easy to administer and justify; and therefore recognize it may be counter-productive to try and recover every cost, charge or expense, particularly those which are insignificant or de minimis.

(b)  Taxes. The fees and charges payable under this Agreement are exclusive of any sales tax or excise tax or other similar charges which may be imposed by a governmental authority.  Each Party agrees to remit to the other any such charges promptly upon being billed by the other Party.

(c)  Corrections/Adjustments. The Parties agree to develop, through an Operating Committee or their Boards of Directors, mutually acceptable reasonable processes and procedures for conducting any reviews and making adjustments thereof.  Payments will then be promptly billed and paid.

Section 6. Personnel.

(a)  Right to designate and change personnel.  LICT will have the right to designate which personnel it will assign to perform such Services.  LICT also will have the right to remove and replace any such personnel at any time or designate any of its affiliates or a Subcontractor (as defined below) at any time to perform the Services, subject to the provisions of Section 6(c) hereof: provided, however, that LICT will use Commercially Reasonable Efforts (as defined below) to limit the disruption to SPINCO in the transition of the Services to different personnel or to a Subcontractor.  In the event that personnel with the designated level of experience are not then employed by LICT, LICT will use Commercially Reasonable Efforts to provide such personnel or Subcontractor personnel having an adequate level of experience; provided, however, that LICT will have no obligation to retain any individual employee for the sole purpose of providing the applicable Services.  For the purposes of this Agreement, the term “Commercially Reasonable Efforts” means the efforts that a reasonable and prudent person desirous of achieving a business result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible in the context of commercial relations of the type envisaged by this Agreement; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the person subject to that obligation to assume any material obligations or pay any material amounts to a third party.

(b)  Financial Responsibility.  LICT will pay for all personnel expenses, including wages, of its employees performing the Services.

(c)  Service Managers and Chief Representatives.  During the Term of this Agreement, LICT will appoint (i) one of its employees (the “Service Manager”) who will have overall responsibility for managing and coordinating the delivery of the Services and who shall serve as such Party’s representative on the Operating Committee and (ii) one of its employees for each service as indicated in each Transition Services Schedule (the “Chief Representative”).  The Service Manager and the Chief Representatives will coordinate and consult with SPINCO.  LICT may, at its discretion, select other individuals to serve in these capacities during the Term of this Agreement upon providing notice to the other Party.  For the avoidance of doubt, a Chief Representative may serve as such in respect of one or more Transition Services Schedules.

(d)  Subcontractors.

(1)	Subcontractors. LICT may, subject to Section 6(d)(2) hereof, engage a “Subcontractor” to perform all or any portion of LICT’s duties under this Agreement, provided that any such Subcontractor agrees in writing to be bound by confidentiality obligations at least as protective as the terms of Section 9(m) of this Agreement regarding confidentiality and non-use of information, and provided further that LICT remains responsible for the performance of such Subcontractor and for paying the Subcontractor. As used in this Agreement, “Subcontractor” will mean any person or entity engaged to perform hereunder, other than employees of LICT of its affiliates.

(2)	Assignment. In the event of any subcontracting by LICT to a non-affiliate of LICT of all or any portion of LICT’s duties under this Agreement, LICT shall assign and transfer to SPINCO the full benefit of all such non-affiliate subcontractor’s performance covenants, guarantees, warranties or indemnities (if any), to the extent same are transferable or assignable, in the respect of the portion of the Services provided to SPINCO pursuant to such subcontracting; and if such guarantees, warranties, indemnities and benefits are not assignable, LICT shall use Commercially Reasonable Efforts to procure the benefit of same for SPINCO through other legal permissible means. LICT will also reasonably endeavor to permit the assignment of any Subcontractor engagement to SPINCO or its affiliates at the request of SPINCO upon termination of Service hereunder.

(e)  Insurance.  Each Party shall obtain and maintain at its own expense insurance of the type generally maintained in the ordinary course of its business.  Except as otherwise specified in the Transition Services Schedules, LICT shall not be required to obtain and maintain any particular insurance in relation to providing any Service.

Section 7. Consents of Third Parties.  Each Party shall use commercially reasonable efforts, at the other Party’s direction and expense, to obtain any consents or software licenses from third parties necessary for the continuation of the requested Services; provided, that such Party shall have no obligation to provide Services for which such consent is required and shall not have been obtained, despite such Party’s use of commercially reasonable efforts to obtain such consent.

Section 8. Disclaimer of Warranties.  SUBJECT TO SECTION 3 HEREOF, EACH OF THE PARTIES DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER.  NEITHER LICT NOR SPINCO MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

Section 9. Miscellaneous Provisions.

(a) Complete Agreement; Construction.  Except as set forth in the Tax Indemnity and Sharing Agreement and the Distribution Agreement, each dated of even date herewith, between the Parties, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Modification or Amendment. The parties hereto may modify or amend this Agreement by written agreement executed ad delivered by authorized officers of the respective parties.

(c) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

(e) Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to LICT:

LICT Corporation

401 Theodore Fremd Avenue

Rye, NY 10580

Telecopy: (914) 921-6410

Telephone: (914) 921-8821

Attn: Steven Moore

If to SPINCO:

MachTen, Inc.

1516 Barlow Street, Suite D

Traverse City, MI 49686

Telephone: (855) 642-4227

Attn: Steven Moore or Daniel Miller

(f) Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(g) No Third Party Beneficiary. This Agreement is for the purpose of defining the respective rights and obligations of the parties hereto and is not for the benefit of any employee, creditor or other third party, except as may be expressly set forth herein.

(h) Assignment; Successors and Assigns. No Party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other Party hereto in its sole and absolute discretion. Any such conveyance, assignment or transfer without the express written consent of the other Party shall be void ab initio. No assignment of this Agreement or any rights hereunder shall relieve the assigning Party of its obligations hereunder. Any successor by merger to a Party to this Agreement shall be substituted for such Party as a party to this Agreement, and all obligations, duties and liabilities of the substituted party under this Agreement shall continue in full force and effect as obligations, duties and liabilities of the substituting party, enforceable against the substituting party as a principal, as though no substitution had been made.

(i) Certain Obligations. Whenever this Agreement requires any of the Subsidiaries of any Party to take any action, this Agreement will be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such action.

(j) Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

(k) Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(l) Cooperation; Further Assurances. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision of the Services. Each Party will take such actions as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

(m) Records; Confidentiality. Each Party shall keep full and detailed records dealing with all aspects of the Services performed by it and shall provide access to the other Party to such records at all reasonable times. Each Party hereto shall keep, and shall cause its officer, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives (“Representatives”) to keep the other Party’s information, whether furnished orally or in writing or by any other means or gathered by inspection and regardless of whether the same is specifically marked or designated as “confidential” or “proprietary,” together with any and all notes, memoranda, analyses, compilations, studies or other documents (whether in hard copy or electronic media) prepared by the receiving Party or any of its Representatives which contain or otherwise reflect such information, together with any and all copies, extracts or other reproductions of any of the same (the “Information”), strictly confidential and will disclose such Information only to such of its Representatives who need to know such Information, and who agree to be bound by this Section 9(m) and not to disclose such Information to any other person. Without the prior written consent of the other parties, neither Party nor any of its respective Representatives shall disclose the other Party’s Information to any person or entity except as may be required by law or judicial process and in accordance with this Section 9(m). The term “Information” does not include information that: (i) is or becomes generally available to the public through no wrongful act of the receiving Party or its Representatives; (ii) is or becomes available to the receiving Party on a non-confidential basis from a source other than the providing Party or its Representatives, provided that such source is not known by the receiving Party to be subject to a confidentiality agreement with the providing Party; or (iii) has been independently acquired or developed by the receiving Party without violation of any of the obligations of the receiving Party or its Representatives under this Agreement.

(n) Arbitration. Any dispute with respect to this Agreement or any Transaction Document shall be arbitrated in Westchester County, NY, in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. There will be a single neutral arbitrator selected who resides in Westchester County, NY. The American Arbitration Association will provide a list of five (5) neutral arbitrators. The claimant and respondent will take turns, with the respondent going first, striking one name at a time from the list of five neutral arbitrators. Each Party will have no more than twenty-four (24) hours to take its turn striking a name of a neutral arbitrator. The final remaining arbitrator will serve as the neutral arbitrator. Either Party may apply to the arbitrator seeking injunctive relief until the arbitrator’s award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement or any Ancillary Agreement, seek from any New York court having jurisdiction, any interim or provisional relief that is necessary to protect the rights and/or property of that Party, pending the determination of the arbitrator.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

LICT CORPORATION

By:
Name:
Title:

MACHTEN, INC.

By:
Name:
Title:

Exhibit A

Services

1. Accounting, financial reporting and consolidation, including the services of a financial and operations principal

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